Exhibit 99.1

FOR IMMEDIATE RELEASE

StanCorp Financial Group, Inc. Promotes Rob Erickson to Assistant Vice President and Controller

PORTLAND, Ore. — July 25, 2005 — StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) announced today the promotion of Rob Erickson to assistant vice president and controller of StanCorp. In his new role, Erickson will be the principal accounting officer of StanCorp, responsible for accounting and financial reporting.

“Rob brings strong leadership and an excellent financial background to the position of controller,” said Cindy McPike, senior vice president and chief financial officer of StanCorp. “Rob is a valuable contributor to the Company and I am pleased to announce his promotion.”

Erickson joined StanCorp in 1996 and has held several leadership roles in the Corporate Financial Services division, most recently as divisional controller.

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its wholly owned subsidiaries — Standard Insurance Company and The Standard Life Insurance Company of New York — is a leading provider of employee benefits products and services. StanCorp’s subsidiaries serve customers nationwide with group and individual disability insurance and retirement products, and group life and dental insurance with more than 29,400 group insurance policies in force covering about 6.9 million employees as of March 31, 2005. For more information about StanCorp Financial Group, Inc., visit its Web site at www.stancorpfinancial.com.

Disclosure

Information in this news release includes certain statements related to projected growth and future events. These statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s 2004 annual report on Form 10-K and most recent 10-Q filed with the Securities and Exchange Commission for a description of the types of uncertainties and risks that may affect actual results.

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Contacts

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Jeff Hallin

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E-mail: jhallin@standard.com

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Tiana Tozer

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E-mail: ttozer@standard.com